                                                                EXHIBIT 99(d)(5)


                       FIRST AMERICAN STRATEGY FUNDS, INC.

                              AMENDED AND RESTATED
                                    EXHIBIT A
                                       TO
                 EXPENSE LIMITATION AGREEMENT DATED MAY 31, 2006

                           EFFECTIVE DECEMBER 20, 2006

                                                      ANNUAL OPERATING EXPENSE
                                                   LIMITATION AS A PERCENTAGE OF
INCOME BUILDER FUND                                   AVERAGE DAILY NET ASSETS
Class A                                                         0.3500%
Class B                                                         1.1000%
Class C                                                         1.1000%
Class R                                                         0.6000%
Class Y                                                         0.1000%